UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 25, 2012, Regis Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Edina, Minnesota. At the Annual Meeting, the following three proposals were voted on by the Company’s shareholders. The proposals are described in detail in the proxy statement for the Annual Meeting.

1.               Election of Directors. The shareholders elected the eight director nominees to serve for a one-year term. The results of the vote on the election of directors were as follows:

DIRECTOR NOMINEE	For	Withhold Authority	Broker Non-Votes
Daniel G. Beltzman	52,916,463	301,515	2,498,037
Joseph L. Conner	51,452,676	1,765,302	2,498,037
James P. Fogarty	51,458,495	1,759,483	2,498,037
Daniel J. Hanrahan	52,906,615	311,363	2,498,037
Michael J. Merriman	50,569,730	2,648,248	2,498,037
Jeffrey C. Smith	51,452,022	1,765,956	2,498,037
Stephen E. Watson	51,463,747	1,754,231	2,498,037
David P. Williams	51,460,366	1,757,612	2,498,037

2.               Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.  The results of the vote on the ratification of the appointment of PricewaterhouseCoopers were as follows:

For	55,088,375
Against	188,780
Abstain	5,734

3.               Say-on-Pay Proposal. The shareholders approved the advisory proposal on the compensation of the Company’s named executive officers.  The results of the advisory vote on the say-on-pay proposal were as follows:

For	51,409,575
Against	1,585,993
Abstain	222,410
Broker Non-Votes	2,498,037

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: October 26, 2012	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary